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ARTICLES OF INCORPORATION
OF
PATRIOT HOLDING CORPORATION


KNOW ALL MEN BY THESE PRESENTS, that the undersigned Incorporator, being a natural person of the age of eighteen years or more, and desiring to form a body corporate under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of
Incorporation:


ARTICLE I
Name

The name of the Corporation is Patriot Holding Corporation.


ARTICLE II
Period of Duration

The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of Colorado unless and until dissolved according to the laws of the State of Colorado.


ARTICLE III
Purposes

The nature of the business of the Corporation and the objects and purposes and business thereof proposed to be transacted, promoted or carried on are as follows:

A. To carry on any business including the transaction of all lawful business for which corporations may be organized pursuant to the Colorado Business Corporation Act, to have and exercise all powers, privileges and immunities now or hereafter conferred upon or permitted to corporations by the laws of the State of Colorado, and to do any and all things herein set forth to the same extent as natural persons could do insofar as permitted by the laws of the State of Colorado.

B. To do those things which are authorized and permitted by the Colorado Business Corporation Act.

C.  To do all things authorized by law or incidental thereto.
ARTICLE IV
Capital Structure

4.1 Authorized Capital. The aggregate number of shares of all classes which the Corporation shall have authority to issue is 25,500,000 shares of which 25,000,000 shall be Common Shares, $.001 par value per share and 500,000 shall be Preferred Shares, $.01 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

4.2 Preferred Shares. The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect of the following:

A. The number of shares to constitute such series, and the distinctive designations thereof;

B. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which the dividends shall accrue;

C. Whether the shares may be redeemed and, if so, the redemption price and terms and conditions of redemption;


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D.  The amount payable upon shares in the event of involuntary liquidation or voluntary liquidation;

E. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

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F.  The terms and conditions on which shares may be converted, if the shares or any series are issued with the privilege of conversion;

G.  Voting powers, if any; and

H. Any other relative rights and preferences of the Preferred Shares, including, without limitation, any restrictions and increase the number of share s or any series theretofore authorized and any limitation of restriction of rights or powers to which shares of any future series shall be subject.

4.3  Common Shares.

A. The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

B. The holders of the Common Shares shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

4.4 Consideration for Shares. The authorized Common Shares of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud in the transaction, the determination by the Board of Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be nonassessable.

4.5 Preemptive Rights. Shareholders shall not have a preemptive right to subscribe for, purchase or acquire additional unissued or treasury shares of the Corporation or securities convertible into shares or carrying share purchase warrants or privileges as the same may be issued from time to time by the Corporation.

4.6 Dividends. Dividends in cash, property or shares of the Corporation may be paid, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.


ARTICLE V
Voting by Shareholders

5.1  Voting Rights: Cumulative Voting.   Each outstanding Common Share
is entitled to one vote on each matter submitted to a vote of shareholders, except that in the election of Directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

5.2 Majority Vote. When, with respect to any action to be taken by the shareholders of the Corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, any and every such action shall be taken, notwithstanding such requirements of the Colorado Corporation Code, by vote or concurrence of the holders of a majority of the outstanding shares entitled to vote thereon, or of any class or series.



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ARTICLE VI
Board of Directors

6.1 The corporate powers shall be exercised by a decision of a majority of the Board of Directors. No action by the Corporation, requiring the vote of the Board of Directors, shall be valid unless the same is approved by a majority of the Board of Directors of the Corporation at the time of said vote. The number of individuals to serve on the Board of Directors shall be set forth in the Bylaws of the Corporation; provided, however, that the initial Director shall be:

Name of Director              Address

Moses R. Luna                 1280 Bison Avenue, Suite B-9
                              Newport Beach CA 92660

Each person shall serve as a director of the Corporation until the first annual meeting of shareholders or until a successor shall have been elected and qualified.

6.2 If, in the interval between the annual meetings of shareholders of the Corporation, the Board of Directors of the Corporation deems its desirable that the number of Directors be increased, additional Directors may be elected by a majority vote of the Board of Directors of the Corporation then in office or as otherwise set forth in the Bylaws of the Corporation.

6.3 The number of Directors comprising the whole Board of Directors may be increased or decreased from time to time within such foregoing limit as set forth in the Bylaws of the Corporation.

6.4 Cumulative Voting. Cumulative voting shall not be allowed in the election of directors or otherwise.


ARTICLE VII
Registered Agent and Registered Office

The registered and principal office of the Corporation is 1781 South Estes, Lakewood CO 80227, and the name of the registered agent at such address is Marcia Hawker.


ARTICLE VIII
Incorporator

The name and address of the Incorporator is:

Claudia Zaman, 10850 Wilshire Blvd., Suite 1170, Los Angeles CA 90024.


ARTICLE IX
Powers of Directors

In furtherance and not in limitation of the powers conferred by the State of Colorado, the Board of Directors is expressly authorized and empowered:

9.1 Bylaws. To make, alter, amend or repeal the Bylaws, subject to the power of the shareholders to alter or repeal the Bylaws made by the Board of Directors.

9.2 Books and Records. Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of
them, shall be open to shareholder inspection.    No shareholder shall
have the right to inspect any of the accounts, books, or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders of the Corporation.

9.3 Power to Borrow. To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge, or mortgage, as security therefor, any real or personal property of the Corporation, including after-acquired property.


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9.4  Dividends.  To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any earned surplus.

9.5 Profits. To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose.

9.6 Employees' Plans. From time to time to provide and carry out and to recall, abolish, revise, amend, alter, or change a plan or plans for the participation by all or any of the employees, including Directors and officers of this Corporation or of any corporation in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of this Corporation's business, in the profits of this Corporation or of any branch or division thereof, as apart of this Corporation's legitimate expenses, and for the furnishing to such employees and persons, or any of them, at this Corporation's expense, of medical services, insurance against accident, sickness, or death, pensions during old age, disability, or unemployment, education, housing, social services, recreation, or other similar aids for their relief of general welfare, in such manner and upon such terms and conditions as may be determined by the Board of Directors.

9.7 Compensation. To provide for the reasonable compensation of its members by Bylaws, and to fix the terms and conditions upon which such compensation will be paid.

9.8 Not in Limitation. In addition to the powers and authority hereinabove or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Colorado, of these Articles of Incorporation and of the Bylaws of the Corporation.

ARTICLE X
Right of Directors to Contract with Corporation

No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors of the Corporation are directors or officers or are financially interested, shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors; or

B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

C. The contract or transaction is fair or reasonable to the Corporation.

D. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ramifies such contract or transaction.


ARTICLE XI
Indemnification of Officers, Directors and Others

In furtherance and not in limitation of the powers conferred by the State of Colorado, the Board of Directors of the Corporation is expressly authorized and empowered to:

A. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses

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(including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

C. Indemnify a director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Paragraph A or B of this Article 11 or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

D. Authorize indemnification under Paragraph A or B of this Article 11 (unless ordered by a court) in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Paragraph A or B. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

E. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in Paragraph D of this Article 11 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this
Article 11.

F. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 11. Such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

G. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and the Bylaws, agreement, vote of shareholders or disinterested directors or

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otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.


ARTICLE XII
Corporate Opportunity

The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officers, directors or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

IN WITNESS WHEREOF, the undersigned has signed and acknowledged these Articles of Incorporation this 28th day of February, 1996.


___________________________________
Claudia J. Zaman, Incorporator

___________________________________
Marcia Hawker, Registered Agent